E-7
           ARTICLES OF AMENDMENT TO THE CHARTER OF

                    FULTON VENTURES, INC.

                    TO CHANGE ITS NAME TO

              TRIAD WARRANTY CORPORATION, INC.

      The undersigned corporation hereby executes these Articles of Amendment pursuant to the General Corporation
Law of the State of Nevada for the purpose of amending its Charter as follows:

     1.   The name of the Corporation is Fulton Ventures, Inc.

     2.   The corporation hereby amends its name from Fulton
     Ventures, Inc. to
Triad Warranty Corporation, Inc.

     3.   The date of the adoption of this amendment is June
16, 1990.

     4. The number of shares outstanding and the number of shares entitled to vote thereon is 513,800.

      5. The number of shares voting for the amendment is 500,000 and the number is 500,00- and the number against is zero (0).

      6. There is only one class of stock, common voting stock, together with warrants which are exercisable for common voting stock, but no warrants have been exercised.

      7. This amendment does not give rise to dissenters' rights or other shareholder's rights in that the only amendment is the change of name.

      8. Notice was given to all shareholders of the proposed change by notice dated June 4, 1990, and a shareholder's resolution was adopted at a duly convened shareholder's meeting on June 16, 1990, at which time all
shareholders   in   attendance  unanimously   approved   the
amendment.

      IN WITNESS WHEREOF, these Articles are signed by the Vice President and Secretary of the corporation this 16th day of June, 1990.

                         Fulton Ventures, Inc.


By:__________________________________-
     `                          Vice President

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

ATTESTED T O:

__________________________
Corporate Secretary

[Corporate Seal]


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

STATE OF NORTH CAROLINA
                                   VERIFICATION
COUNTY OF MECKLENBURG

     GREGG SWENTOR, being first duly sworn, deposes and says that he is the Vice President of Sharon Capital Corporation that he is authorized to execute this verification by the corporation; that he has read and knows the contents of the foregoing; and that the above is true and correct of his own knowledge, except as to matters stated on information and belief and as to those he believes them to be true.


_____________________________________
                         Vice President

SWORN to and SUBSCRIBED before me
this 16th day of June, 1990.


__________________________________
Notary Public

My Commission Expires:  3-31-94


STATE OF NORTH CAROLINA
                              VERIFICATION
COUNTY OF MECKLENBURG

      CHARLES BARKLEY, being first duly sworn, deposes and says that he is the Secretary of Sharon Capital Corporation; that he is authorized to execute this verification by the corporation; that he has read and knows the contents of the foregoing; and that the matters stated on information and belief and as to those he believes them to be true.


______________________________________
                         Secretary

SWORN to and SUBSCRIBED before me
This 16th day of June, 1990.

________________________________________
Notary Public

My Commission Expires:  3-31-94


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